UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, effective April 30, 2024 (the “Separation Date”), Andrew M. Johnson resigned from his position as Executive Vice President, Chief Corporate Development Officer, Chief Legal Officer and Secretary of 3D Systems Corporation (the “Company”) to pursue other career opportunities. In connection with Mr. Johnson’s departure, on May 1, 2024, the Company entered into a consulting agreement with Mr. Johnson (the “Johnson Consulting Agreement”). The Johnson Consulting Agreement has an initial term beginning on May 1, 2024 and ending on December 31, 2024. Pursuant to the Johnson Consulting Agreement, Mr. Johnson will complete additional work for the Company on an as-needed basis, which will not exceed 20 hours per week, at a rate of $250 per hour. The Johnson Consulting Agreement is in addition to Mr. Johnson’s previously disclosed separation agreement, dated January 11, 2024, and the payments and benefits conferred thereby.

In addition, as previously announced, effective as of the Separation Date, Menno Ellis’s position as Executive Vice President, Healthcare Solutions was eliminated as part of certain organization changes related to the Company’s ongoing multi-faceted restructuring initiative. In connection with Mr. Ellis’s departure, on May 1, 2024, the Company entered into a consulting agreement with The Kaminda Group, an entity controlled by Mr. Ellis (the “Ellis Consulting Agreement”). The Ellis Consulting Agreement has an initial term beginning on May 1, 2024 and ending on December 31, 2024. Pursuant to the Ellis Consulting Agreement, The Kaminda Group will complete additional work for the Company on an as-needed basis, which will not exceed a total of 640 hours over the term of the agreement, at a rate of $375 per hour. The Ellis Consulting Agreement is in addition to any severance payments pursuant to Mr. Ellis’s employment agreement with the Company.

The preceding descriptions of the Johnson Consulting Agreement and the Ellis Consulting Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Johnson Consulting Agreement and the Ellis Consulting Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Consulting Agreement, dated May 1, 2024, by and between 3D Systems Corporation and Andrew M. Johnson.

10.2	Consulting Agreement, dated May 1, 2024, by and between 3D Systems Corporation and The Kaminda Group.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: May 1, 2024	By:	/s/ Dr. Jeffrey A. Graves
Dr. Jeffrey A. Graves
President and Chief Executive Officer